GENERAL DISTRIBUTION AGREEMENT


     This AGREEMENT made as of this 14th day of April, 1997, by and between THE SARATOGA ADVANTAGE TRUST, a Delaware trust (the "Trust"), and UNIFIED MANAGEMENT CORPORATION, an Indiana corporation (the "Distributor").

         WHEREAS, the Trust is an open-end, diversified management investment company registered with the Securities and Exchange Commission (the "Commission") pursuant to the Investment Company Act of 1940 (the "1940 Act") and the Distributor is a broker/dealer registered with the Commission and the National Association of Securities Dealers, Inc. ("NASD");

         WHEREAS, the Trust's shares are issued in separately capitalized series (the "Portfolios") pursuant to the Trust's registration statement and are offered for sale to the public in a continuous public offering in accordance with the terms and conditions set forth in the Prospectus included in the registration statement as it may be amended from time to time;

         WHEREAS, the Trust desires that the Distributor act as General Distributor and as an Agent of the Trust for the sale and distribution of shares which have been registered as described above and of any additional shares which may become registered during the term of this Agreement. Distributor has advised the Trust that Distributor is willing to act as such General Distributor and Agent;

         NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the Trust and Distributor agree as follows:

         1. The Trust hereby appoints the Distributor as the General Distributor and as exclusive Agent for sale of the Trust's shares, pursuant to the aforesaid continuous public offering of its shares, and the Trust further agrees from and after the date of this Agreement, that it will not, without Distributor's consent, such consent shall not be unreasonably withheld, sell or agree to sell any shares otherwise than through Distributor, except the Trust may issue shares in connection with a merger, consolidation or acquisition of assets on such basis as may be authorized or permitted under the 1940 Act.

         2. Distributor hereby accepts such appointment and agrees to use its best efforts to perform its duties hereunder, including the maintenance of its corporate existence, licenses and any other necessary status to perform its duties hereunder. The Distributor's duties hereunder are described in Schedule "C", attached hereto as a part of this Agreement. Distributor further agrees to use its best efforts to sell the Trust's shares, provided however, that when reasonably requested by the Trust, at any time, Distributor will suspend such efforts, provided that such request is consistent with and does not violate any applicable law or securities law. The Trust may also withdraw the offering of the shares at any time when required by the provisions of any statute, order, rule or regulation of any governmental body having jurisdiction. It is understood that Distributor does not undertake to sell all or any specific portion of the shares of the Trust.

         3. As General Distributor, Distributor or Distributor's Designated Agent, shall accept all reasonable, proper and typical orders for the purchase of shares of the Trust. Notwithstanding the foregoing, however, Distributor, after notification to the Trust, shall have the right to reject orders for the purchase of the Trust's shares that, in its discretion, would be detrimental to the Trust. Distributor agrees to notify the Trust in advance and seek the Trust's approval to reject such order which Distributor deems to be detrimental to the Trust, provided that such notice, approval process, activity or timing is consistent with and does not violate any applicable law or securities law. Distributor agrees to promptly issue confirmations of all accepted purchase orders and to transmit a copy of such confirmations to the Trust or the duly appointed transfer agent or shareholder servicing agent of the Trust, unless instructed otherwise by the Trust, provided that such instruction is consistent with and does not violate any law or securities law. Distributor shall not be liable for incorrect computation of the net asset value of the shares by the Agents of the Trust. Distributor shall be not be liable for any errors of judgment or mistake of law or for any loss or expense suffered by the Trust, in connection with the matters of which this Agreement relates, except for loss or expense resulting from negligence on Distributor's part in the performance of its duties and obligations under this Agreement. The Trust shall register or cause to be registered all shares sold by the Distributor pursuant to the provisions hereof. All shares of the Trust, when so issued and paid for, shall be fully paid and non-assessable.

         4. The Trust has delivered to the Distributor a copy of its current Prospectus and Statement of Additional Information. The Trust agrees that it will use its best efforts to continue the effectiveness of its Registration Statement under the 1933 Act. The Trust further agrees to prepare and file any amendments to its Registration Statement as may be necessary and any supplemental data in order to comply with the 1933 Act. The Trust will furnish Distributor, at Trust's expense, with a reasonable number of copies of the Prospectus and any amended Prospectus for use in connection with the sale of shares.

         5. The Trust has registered under the 1940 Act as an investment company, and it will use its best efforts to maintain such registration and to comply with the requirements of the 1940 Act.

         6. At the Trust's request, the Distributor will take such steps as may be necessary and feasible to qualify the shares for sale in states, territories or dependencies of the United States of American, in the District of Columbia and in foreign countries, in accordance with the laws thereof, and to renew or extend any such qualification.

         7. Distributor agrees that:

                  (a) Neither Distributor nor any of its officers will take any long or short position in the shares of the Trust, but this provision shall not prevent Distributor or its officers from acquiring shares of the Trust for investment purposes only;

                  (b) Distributor will furnish to the Trust any pertinent information required to be inserted with respect to Distributor as General Distributor within the perview of the 1933 Act in any reports or registration required to be filed with any governmental authority; and

                  (c) Distributor will not make any representations inconsistent with the information contained in the Registration Statement or Prospectus or Statement of Additional Information of the Trust filed under the 1933 Act, as in effect from time to time.

        8. For as long as this Agreement shall remain in full force and affect, Distributor agrees that it shall: (a) maintain any and all necessary licenses with the NASD that may be required or appropriate to perform the Distributor's duties and services outlined herein; (b) maintain any and all of the necessary and sufficient net capital requirements as may be required by the NASD in order to maintain any and all of Distributor's licenses necessary to honor its obligations as Distributor hereunder; and (c) pay the membership fees associated with maintaining FundServe; and (d) hold the licenses on behalf of all Saratoga Capital Management employees and such other persons or entities which are listed on and attached hereto as Schedule "A", provided, however, that such employee, person or entity listed on Schedule "A" is acceptable to Distributor. Distributor agrees to not unreasonably withhold such acceptance. Saratoga
Capital Management agrees to pay all expenses in connection with the duties performed in Section 8(a).
         The Trust agrees to pay all costs and expenses in connection with the registration of Shares under any and all of the necessary, required and pertinent securities acts and laws, including, but not limited to, the Securities Acts of 1933 and 1934, as amended, and the Investment Company Act of 1940, and all expenses in connection with maintaining facilities for the issue and transfer of Shares and for supplying information, prices and other data to be furnished by the Trust hereunder, and all expenses in connection with the preparation and printing of the Trust's Prospectuses and Statements of
Additional Information for regulatory purposes and for distribution to shareholders; provided however, that neither the Trust nor the Distributor shall not pay any of the costs of advertising or promotion for the sale of Shares.
         All  reasonable  and   acceptable   out  of  pocket   expenses   and/or
pass-through expenses incurred by the Distributor shall be paid by the Trust within 30 days of invoice, provided that such are approved in advance by the Trust.

         9. Unless earlier terminated pursuant to paragraph 10 hereof, this Agreement shall remain in effect until two years from the date hereof. This
Agreement shall continue in effect from year to year thereafter provided that such continuance shall be specifically approved at least annually (a) by the Trust's Board of Trustees, including a vote of a majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such persons, cast in person at a meeting called for the purpose of voting on such approval or (b) by the vote of the holders of a majority of the outstanding voting securities of the respective Portfolios of the Trust and by such a vote of the Trustees.

         10. This Agreement may be terminated (a) by the General Distributor at any time without penalty by giving one hundred twenty (120) days' written notice (which notice may be waived by the Trust); (b) by the Trust at any time without penalty upon sixty days' written notice to the General Distributor (which notice may be waived by the General Distributor), provided that such termination by the Trust shall be directed or approved by the Trustees or by the vote of the holders of a majority of the outstanding voting securities of the Portfolios with respect to which notice of termination has been given to the Trust; or (c) by mutual written agreement between the parties should unusual or force majeure circumstances arise from which the timeframes outlined in (a) and (b) would result in a material negative adverse affect on the one or more of the parties.
         11. This Agreement may not be amended or changed except in writing as provided for herein and shall be binding upon and shall enure to the benefits of the parties hereto and their respective successors, but this Agreement shall not be assigned by either party without the written permission of the other party.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on behalf of each of them by their duly authorized officers on the date and year first above written.

THE SARATOGA ADVANTAGE TRUST (TRUST)

BY:  /s/ Bruce E. Ventimiglia

ITS: President


UNIFIED MANAGEMENT CORPORATION (DISTRIBUTOR)

BY:  /s/ Lynn E. Wood

ITS:  President

BY:  /s/ Timothy L. Ashburn

ITS:  Chairman, CEO

























                                   SCHEDULE A

                  COST AND EXPENSES TO BE BORNE BY DISTRIBUTOR
                  (other than those described in Paragraph 8 (a) (b) (c) and (d) of the Agreement


















         IN WITNESS WHEREOF, the parties have caused this Schedule to this Agreement to be executed on behalf of each of them by their duly authorized officers on the date and year first above written.

THE SARATOGA ADVANTAGE TRUST (TRUST)

BY:  /s/ Bruce E. Ventimiglia

ITS: President


UNIFIED MANAGEMENT CORPORATION (DISTRIBUTOR)

BY:  /s/ Lynn E. Wood

ITS:  President

BY:  /s/ Timothy L. Ashburn

ITS:  Chairman, CEO

                                   SCHEDULE B

                        DISTRIBUTORS DUTIES AND SERVICES

         Distributor agrees to perform the following duties and provide the following services for the Trust, subject to and under the terms and conditions of the General Distribution Agreement, which are in addition to those duties and services described in the General Distribution Agreement:
         Distributor hereby agrees to:

1. Provide selling and dealer agreement execution services, as directed by the Trust or its agents, including initial adoption or short-form assignment of existing dealer agreements associated with conversion. Such selling and dealer agreements shall only be in the form attached hereto as Schedule D.

2. When necessary, assist the transfer agent in the development of quality delivery standards and procedures to ensure timely and accurate tracking.

3. Consult with the Trust and its agents on fulfillment provider selection, supervision, inventory coordination and conversion ratio tracking.

4. Assist the transfer agent or applicable third party vendors to develop on-line production and ad hoc sales reporting and shareholder profiling capabilities.

5. Assist the Trust and its agents in the development of automated approaches to generating incremental assets, such as DDA sweep, trust sweep, 401(k), NSCC FundServe, etc..

6. Assist the Trust and its agents in the design, selection and production of customer statements, confirmations and fulfillment materials.

         IN WITNESS WHEREOF, the parties have caused this Schedule to this Agreement to be executed on behalf of each of them by their duly authorized officers on the date and year first above written.

THE SARATOGA ADVANTAGE TRUST (TRUST)

BY:  /s/ Bruce E. Ventimiglia

ITS: President


UNIFIED MANAGEMENT CORPORATION (DISTRIBUTOR)

BY:  /s/ Lynn E. Wood

ITS:  President

BY:  /s/ Timothy L. Ashburn

ITS:  Chairman, CEO

                                   SCHEDULE C

                                SELLING AGREEMENT
                                DEALER AGREEMENT